Exhibit 99.1

FOR IMMEDIATE RELEASE
October 17, 2006

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE THIRD QUARTER 2006.

Earnings Summary
(in thousands except per share data)	3Q 2006	2Q 2006	3Q 2005	9 Months 2006	9 Months 2005
Net income	$9,884	$9,892	$9,083	$29,544	$25,522
Earnings per share	0.65	0.66	0.61	1.96	1.71
Earnings per share (diluted)	0.64	0.65	0.60	1.93	1.68

Return on average assets	1.34%	1.33%	1.26%	1.34%	1.22%
Return on average equity	14.40	15.02	14.50	14.89	14.00
Efficiency ratio	55.35	55.73	55.27	56.41	57.36

Dividends declared per share	$0.26	$0.26	$0.24	$0.78	$0.72
Book value per share	18.16	17.54	16.77	18.16	16.77

Weighted average shares	15,129	15,051	14,917	15,064	14,885
Weighted average shares (diluted)	15,369	15,274	15,215	15,272	15,166

Community Trust Bancorp, Inc. (NASDAQ-CTBI) is pleased to report earnings for the third quarter 2006 of $9.9 million or $0.65 per share compared to $9.1 million or $0.61 per share earned during the third quarter of 2005 and $9.9 million or $0.66 per share earned during the second quarter of 2006. Earnings for the nine months ended September 30, 2006 were $29.5 million or $1.96 per share compared to $25.5 million or $1.71 per share earned during the nine months ended September 30, 2005.

Third Quarter Highlights

❖
The Company's basic earnings per share for the third quarter 2006 reflects an increase of 6.6% over the third quarter 2005 and a 1.5% decrease from the second quarter 2006. The 1.5% decrease in earnings per share quarter over quarter is primarily due to the increase in weighted average shares outstanding quarter over quarter. Year-to-date earnings per share increased 14.6% from prior year.

❖
The Company's net interest margin at 4.06% for the third quarter 2006 decreased 1 basis point from prior year third quarter but increased 5 basis points from the second quarter 2006. The year-to-date net interest margin increased 5 basis points from prior year. As rates stabilize in the latter part of the year, management expects some margin compression during the fourth quarter of 2006.

❖
Net interest revenue for the quarter increased 2.5% from the third quarter 2005 and 0.9% from the second quarter 2006. Net interest revenue for the nine months ended September 30, 2006 was a 6.1% increase from the same period last year.

❖
The Company’s average earning assets for the quarter ended September 30, 2006 increased 2.6% from the quarter ended September 30, 2005 and decreased 1.4% from the quarter ended June 30, 2006. Average earning assets for the nine months ended September 30, 2006 was a 4.8% increase over the nine months ended September 30, 2005.

❖
The Company's investment portfolio increased $14.1 million from September 30, 2005 to September 30, 2006, but decreased $59.3 million from prior quarter. The quarter over quarter decrease was due to funding for loan growth and the payment of a maturing Federal Home Loan Bank advance acquired in the third quarter 2004 to fund growth in our investment portfolio.

❖	The Company's loan portfolio grew at a rate of 2.4% from September 30, 2005 and at an annualized rate of 2.8% from prior quarter.

❖	Nonperforming loans as of percentage of total loans at September 30, 2006 were a 30 basis point decrease from September 30, 2005 and a decrease of 7 basis points from prior quarter.

❖
As a result of the improvement in credit quality trends, provision for loan losses for the nine months ended September 30, 2006 decreased to $3.1 million compared to $5.5 million for the same period last year.

❖
Return on average assets was 1.34% for the quarter ended September 30, 2006 compared to 1.26% for the quarter ended September 30, 2005 and 1.33% for the quarter ended June 30, 2006. Return on average assets for the nine months ended September 30, 2006 was 1.34%, a 9.8% increase from the 1.22% for the nine months ended September 30, 2005.

❖
Return on average shareholders' equity for the quarter ended September 30, 2006 was 14.40% compared to 14.50% for the quarter ended September 30, 2005 and 15.02% for the quarter ended June 30, 2006. Our return on average equity for the nine months ended September 30, 2006 of 14.89% reflects an 89 basis point, or 6.4%, increase from the 14.00% for the nine months ended September 30, 2005.

❖
CTBI's efficiency ratio for the quarter ended September 30, 2006 was 55.35% compared to 55.27% for the quarter ended September 30, 2005 and 55.73% for the quarter ended June 30, 2006. Our efficiency ratio for the nine months ended September 30, 2006 improved 95 basis points to 56.41% compared to 57.36% for the nine months ended September 30, 2005.

Net Interest Income

Our net interest margin for the third quarter 2006 was 4.06% compared to 4.07% for the third quarter 2005 and 4.01% for the second quarter 2006. As rates stabilize in the latter part of the year, management expects some margin compression during the fourth quarter of 2006.

Net interest income for the quarter of $27.0 million was an increase of 2.5% from the $26.4 million for the third quarter 2005 and a 0.9% increase from the $26.8 million for the second quarter 2006. Year-to-date net interest income increased 6.1% or $4.6 million from the nine months ended September 30, 2005. Average earnings assets increased 2.6% from the quarter ended September 30, 2005 to $2.7 billion for the quarter ended September 30, 2006 but decreased 1.4% from prior quarter due to a reduction in the investment portfolio to provide funding for loan growth and payment of a maturing Federal Home Loan Bank advance acquired in the third quarter 2004 to fund growth in our investment portfolio. Average earning assets for the nine months ended September 30, 2006 increased 4.8% or $123.0 million over the nine months ended September 30, 2005.

Noninterest Income

Noninterest income for the quarter ended September 30, 2006 decreased 4.5% from the quarter ended September 30, 2005 but increased 1.7% from the quarter ended June 30, 2006. Year-to-date noninterest income decreased 2.7% to $25.3 million for the nine months ended September 30, 2006 from the $26.0 million for the same period last year.

The following table displays the quarterly activity in the various significant noninterest income accounts.

Noninterest Income Summary
(in thousands)	3Q 2006	2Q 2006	3Q 2005	9 Months 2006	9 Months 2005
Deposit related fees	$5,220	$5,309	$4,723	$15,081	$13,230
Loan related fees	661	488	1,489	1,774	4,131
Trust revenue	927	861	750	2,669	2,230
Gains on sales of loans	265	316	440	885	1,092
Other revenue	1,556	1,510	1,638	4,868	5,301
Total noninterest income	$8,629	$8,484	$9,040	$25,277	$25,984

Noninterest Expense

Noninterest expense for the quarter ended September 30, 2006 of $20.0 million was a 0.8% increase from the $19.8 million for the third quarter 2005 and a 0.5% increase from the $19.9 million for the second quarter 2006. Year-to-date noninterest expense increased 2.1% from $58.7 million to $59.9 million primarily due to increases in personnel expense associated with annual salary adjustments and staffing of new branches as well as increases in occupancy and equipment related to new branch openings.

Balance Sheet Review

The Company’s total assets at September 30, 2006 were $2.9 billion compared to $2.8 billion at September 30, 2005 and $3.0 billion at June 30, 2006. Loans outstanding grew $50.1 million year over year representing an increase of 2.4% from September 30, 2005 to September 30, 2006. Loan growth for the quarter was $15.3 million, an annualized growth rate of 2.8%. The investment portfolio increased 3.2% or $14.1 million year over year but decreased an annualized 45.5% or $59.3 million during the quarter. The decrease in the investment portfolio quarter over quarter primarily consisted of a $57.0 million reduction in securities available-for-sale to provide funding for loan growth and payment of a maturing Federal Home Loan Bank advance acquired in the third quarter 2004 to fund growth in our investment portfolio. Deposits including repurchase agreements of $2.4 billion at September 30, 2006 increased 3.1% from September 30, 2005 but decreased an annualized 6.5% from June 30, 2006.

Shareholders’ equity of $274.9 million on September 30, 2006 was a 9.8% increase from the $250.3 million on September 30, 2005 and an annualized increase of 15.5% from the $264.6 million on June 30, 2006. The Company's annualized dividend yield to shareholders as of September 30, 2006 was 2.76%.

Asset Quality

Nonperforming loans at September 30, 2006 were $15.7 million, a 28.1% decrease from $21.8 million at September 30, 2005 and an 8.1% decrease from the $17.0 million at June 30, 2006. Nonperforming loans as of percentage of total loans at September 30, 2006 were 0.73%, a 30 basis point decrease from September 30, 2005 and a 7 basis point decrease from prior quarter.

Foreclosed properties at September 30, 2006 were $3.9 million compared to $5.7 million on September 30, 2005 and $5.0 million on June 30, 2006.

Net loan charge-offs for the quarter ended September 30, 2006 were $1.6 million, or 0.3% of average loans annualized, compared to $1.9 million, or 0.4% of average loans annualized, for the quarter ended September 30, 2005 and $1.7 million, or 0.3% of average loans annualized, for the quarter ended June 30, 2006. Our reserve for losses on loans as a percentage of total loans outstanding at September 30, 2006 decreased to 1.30% from the 1.41% at September 30, 2005 and remained flat to June 30, 2006.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by the Company of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters. In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect the Company’s results. These statements are representative only on the date hereof, and the Company undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $2.9 billion, is headquartered in Pikeville, Kentucky and has 74 banking locations across eastern, northern, central, and south central Kentucky, five banking locations in southern West Virginia, one loan production office in Kentucky, and five trust offices across Kentucky.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2006
(in thousands except per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/2006	6/30/2006	9/30/2005	9/30/2006	9/30/2005

Interest income	$48,055	$46,759	$41,240	$138,781	$115,715
Interest expense	21,028	19,983	14,865	59,042	40,573
Net interest income	27,027	26,776	26,375	79,739	75,142
Loan loss provision	1,755	1,350	2,470	3,105	5,537

Securities gains	-	-	-	-	3
Gains on sales of loans	265	316	440	885	1,092
Deposit service charges	5,220	5,309	4,723	15,081	13,230
Trust revenue	927	861	750	2,669	2,230
Insurance commissions	124	153	112	406	329
Other noninterest income	2,093	1,845	3,015	6,236	9,100
Total noninterest income	8,629	8,484	9,040	25,277	25,984

Personnel expense	10,750	10,823	10,816	32,538	31,690
Occupancy and equipment	2,735	2,967	2,808	8,688	8,037
Amortization of core deposit intangible	159	158	159	476	449
Other noninterest expense	6,313	5,919	6,007	18,199	18,505
Total noninterest expense	19,957	19,867	19,790	59,901	58,681

Net income before taxes	13,944	14,043	13,155	42,010	36,908
Income taxes	4,060	4,151	4,072	12,466	11,386
Net income	$9,884	$9,892	$9,083	$29,544	$25,522

Memo: TEQ interest income	$48,451	$47,150	$41,632	$139,958	$116,897

Average shares outstanding	15,129	15,051	14,917	15,064	14,885
Basic earnings per share	$0.65	$0.66	$0.61	$1.96	$1.71
Diluted earnings per share	$0.64	$0.65	$0.60	$1.93	$1.68
Dividends per share	$0.26	$0.26	$0.24	$0.78	$0.72

Average balances:
Loans, net of unearned income	$2,144,185	$2,124,485	$2,085,841	$2,122,011	$1,996,950
Earning assets	2,678,697	2,717,205	2,611,941	2,685,181	2,562,196
Total assets	2,932,924	2,974,836	2,859,430	2,940,087	2,801,774
Deposits	2,282,383	2,291,822	2,250,172	2,282,958	2,202,204
Interest bearing liabilities	2,205,385	2,244,540	2,160,991	2,212,085	2,122,551
Shareholders' equity	272,256	264,181	248,594	265,325	243,797

Performance ratios:
Return on average assets	1.34%	1.33%	1.26%	1.34%	1.22%
Return on average equity	14.40%	15.02%	14.50%	14.89%	14.00%
Yield on average earning assets (tax equivalent)	7.18%	6.96%	6.32%	6.97%	6.10%
Cost of interest bearing funds (tax equivalent)	3.78%	3.57%	2.73%	3.57%	2.56%
Net interest margin (tax equivalent)	4.06%	4.01%	4.07%	4.03%	3.98%
Efficiency ratio	55.35%	55.73%	55.27%	56.41%	57.36%

Loan charge-offs	$(2,101)	$(2,555)	$(2,593)	$(7,017)	$(7,151)
Recoveries	538	895	659	2,412	2,537
Net charge-offs	$(1,563)	$(1,660)	$(1,934)	$(4,605)	$(4,614)

Market Price:
High	$39.07	$35.50	$35.01	$39.07	$35.01
Low	33.62	31.50	30.77	30.60	27.94
Close	37.65	34.93	32.18	37.65	32.18

			As of	As of	As of
			9/30/06	6/30/2006	9/30/2005

Assets:
Loans, net of unearned			$2,154,129	$2,138,817	$2,104,067
Loan loss reserve			(28,006)	(27,814)	(29,699)
Net loans			2,126,123	2,111,003	2,074,368
Loans held for sale			1,826	2,140	745
Securities AFS			415,691	472,678	392,843
Securities HTM			42,213	44,550	50,957
Other earning assets			25,483	49,385	27,684
Cash and due from banks			77,078	81,185	82,982
Premises and equipment			56,025	57,230	57,585
Goodwill and core deposit intangible			67,769	66,391	68,398
Other assets			82,111	82,490	79,279
Total Assets			$2,894,319	$2,967,052	$2,834,841

Liabilities and Equity:
NOW accounts			$16,636	$25,296	$14,590
Savings deposits			648,336	629,022	611,217
CD's >=$100,000			421,959	412,700	414,811
Other time deposits			778,737	774,606	770,233
Total interest bearing deposits			1,865,668	1,841,624	1,810,851
Noninterest bearing deposits			414,037	448,842	437,872
Total deposits			2,279,705	2,290,466	2,248,723
Repurchase agreements			158,085	188,224	116,628
Other interest bearing liabilities			148,650	199,161	195,270
Noninterest bearing liabilities			32,980	24,641	23,933
Total liabilities			2,619,420	2,702,492	2,584,554
Shareholders' equity			274,899	264,560	250,287
Total Liabilities and Equity			$2,894,319	$2,967,052	$2,834,841

Ending shares outstanding			15,141	15,083	14,922
Memo: Market value of HTM Securities			$40,237	$42,002	$49,717

90 days past due loans			$6,648	$5,644	$6,556
Nonaccrual loans			8,926	10,697	14,314
Restructured loans			84	693	894
Foreclosed properties			3,900	5,000	5,674

Tier 1 leverage ratio			9.42%	9.06%	8.68%
Tier 1 risk based ratio			12.05%	11.51%	11.34%
Total risk based ratio			13.30%	12.72%	12.59%
FTE employees			1,006	1,019	988

Community Trust Bancorp, Inc. reported earnings for the three and nine months ending September 30, 2006 and 2005 as follows:

		Three Months Ended		Nine Months Ended
		September 30		September 30
(in thousands except per share information)		2006	2005	2006	2005

Net income		$9,884	$9,083	$29,544	$25,522

Basic earnings per share		$0.65	$0.61	$1.96	$1.71

Diluted earnings per share		$0.64	$0.60	$1.93	$1.68

Average shares outstanding		15,129	14,917	15,064	14,885

Total assets (end of period)		$2,894,319	$2,834,841

Return on average equity		14.40%	14.50%	14.89%	14.00%

Return on average assets		1.34%	1.26%	1.34%	1.22%

Provision for loan losses		$1,755	$2,470	$3,105	$5,537

Gains on sales of loans		$265	$440	$885	$1,092